Exhibit 99.1

CONTACT:
Norris Battin
nbattin@usa.net

COOPER CEO SAYS NEW MARKETING INITIATIVES WILL MEAN RAPID GROWTH AND MARKET
---------------------------------------------------------------------------
                                   LEADERSHIP
                                   ----------

Irvine, Calif., April 29, 1999--In an interview with the editor of OptiStock, an online publication for investors who track companies serving the eyecare market (HTTP://WWW.OPTISTOCK.COM/CEO.HTM), A. Thomas Bender, chief executive officer of The Cooper Companies, Inc. (NYSE/PCX: COO), said that he expects new products and geographic expansion to drive the Company's CooperVision contact lens business toward its five year 15%-20% per annum revenue growth target and to assume the leading market share position in the worldwide toric soft contact lens market by the end of 2000.

"Now that we have a European market presence through our acquisition of Aspect Vision and have had our products recently approved in Japan through our marketing partner, Rohto Pharmaceuticals, Ltd., we have major opportunities to expand the global reach of CooperVision and achieve our long-term objectives," said Bender. During 1999, CooperVision (CVI) expects to launch four new products in fifteen separate European markets while Rohto launches both spherical and toric lenses in Japan later this summer.

Bender also reported that the rollout of the full range of parameters of CVI's Frequency 55 Toric has just been completed in North America. Frequency 55 toric is the newest entry into the disposable planned replacement toric segment, which has been the fastest growing part of the contact lens market for the past two years.

"In the more frequent replacement/lower price point segment," he said, "Frequency 55 Toric will now offer over 5,800 parameters, about twice as many as market leader CibaVision's Focus Toric and almost four times as many as SofLens66 Toric, Bausch and Lomb's new entry. A wide range of parameters is important because it means that contact lens practitioners can fit more patients more precisely and more rapidly than when fewer choices are available. Frequency 55 Toric also offers plus power lenses to correct farsightedness and is the only product in this category with a 100% guaranteed fit warranty program. In addition, it's competitively priced. All in all, we have a competitive edge against any existing or anticipated competitive product in this market segment."

CooperVision has developed a sustainable competitive advantage in the toric lens segment by offering the widest range of products and parameters in the industry, excellent lens performance and superior customer support. These characteristics combine to raise significant entry barriers against potential competition. CVI's recently introduced `Total Toric Solution' marketing initiative is designed to capitalize on this strength with contact lens practitioners throughout the world who can, with the broad CVI toric product line, provide value added benefits from a single source for virtually every astigmatic contact lens patient.

In North America, the toric contact lens market in 1998 is estimated at revenue of about $200 million, ($270 million worldwide) and is growing about fifteen percent per year, more than double the rate of the commodity-like spherical lens segment. While the toric market is one-fifth the size of the spherical market, toric lenses command higher margins because of the complex designs they employ to successfully correct astigmatism, a vision defect resulting from an irregularity in the shape of the cornea.

The North American disposable/planned replacement toric market has two distinct price segments. At the higher end, practitioners view lens performance and quality as more important than price. This segment, currently about 40% of the market, has been growing at the expense of the lower price point segment, as the clinical and financial benefits of these lenses become more apparent. CVI's Preference Toric is the dominant market leader in this segment. It offers 15,500 different lens parameters, a higher quality deposit resistant material and a user friendly handling advantage. With Preference Toric, practitioners can fit more patients correctly in less time than with lenses that offer fewer choices. It is referred to as the gold standard of toric lenses.

In the lower priced segment, practitioners can choose among several brands that offer as few as 750 to as many as nearly 3,000 different fitting parameters, but with the Frequency 55 Toric rollout now completed, practitioners who prefer lower price point lenses with a more frequent replacement schedule will now have available a competitively priced product that offers many more lens parameters and other benefits.

CooperVision is also differentiated by its unique manufacturing technologies. It is the only contact lens supplier producing lenses using three different manufacturing processes, allowing it to maximize cost-volume productivity with manufacturing flexibility across its product line.

CVI's Hydrasoft line of custom toric lenses and custom planned replacement torics (Hydrasoft Options) for patients with complex prescriptions is made using computerized auto-lathing. This process can generate many parameters--about 13 million different combinations can be made--but is more labor intensive than molding processes and offers maximum flexibility.

Both Frequency 55 Toric and Preference Toric are made with CVI's proprietary manufacturing process called FIPS (finished inside polymerization system) which combines the benefits of lathing and molding for added flexibility with low cost.

"CooperVision," Bender stated, "now provides the most complete line of toric lenses in the industry. With our Preference Toric, Frequency 55 Toric and Hydrasoft Toric Options lines we now offer a disposable-planned replacement soft toric lens for virtually all toric patients. Competitively, we're extremely well positioned. We have more lens parameters available at each price point than any of our existing or anticipated competitors. This translates into improved practice economics without compromising quality for the eyecare professional who chooses CooperVision torics.

Over the next five years, CooperVision estimates that the worldwide toric contact lens market will grow at a compounded rate in excess of 25%, more than three times the rate of the disposable/planned replacement spherical lens market, and reach about $1 billion in revenue value. (The CooperVision Worldwide Contact Lens Model 1998-2003 can be found at www.coopercos.com in the "Presentations" section).

Forward-Looking Statements
--------------------------
Statements in this report that are not based on historical fact may be "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. They include words like "may," "will," "expect," "estimate," "anticipate," "continue" or similar terms and reflect Cooper's current analysis of existing trends. Actual results could differ materially from those indicated due to: major changes in business conditions and the economy, loss of key senior Management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, significant disruptions caused by the failure of third parties to address the Year 2000 issue or by unforeseen delays in completing Cooper's Year 2000 compliance program, acquisition integration costs, foreign currency exchange exposure including the potential impact of the Euro, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental clean-up costs above those already accrued, litigation costs, costs of business divestitures, and items listed in the Company's SEC reports, including the section entitled "Business " in its Annual Report on Form 10-K for the year ended October 31, 1998.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products.

CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, and accessories for the gynecological market. Corporate offices are located in Irvine and Pleasanton, Calif.

NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's Internet address is www.coopercos.com.

Frequency 55'TM', Preference'r', Hydrasoft'r' and CooperVision Total Toric Solution'sm' are trademarks of The Cooper Companies, Inc., its subsidiaries or affiliates and are shown in Italics in the text. SofLens66'TM' is a trademark of Bausch and Lomb, Inc. and Focus'r' is a trademark of Ciba Vision.

                                    # # # # #